                                             Exhibit 99.1

Media contact	Investor contact
Timothy Barello, 212.299.2256	Adam Minick, 312.340.8365
Laurie Bischel, 312.648.8698	CME-G
news@cmegroup.com
www.cmegroup.com/media-room.html
FOR IMMEDIATE RELEASE
CME Group Inc. Reports Fourth-Quarter and Full-Year 2022 Financial Results
    CHICAGO, February 8, 2023 - CME Group Inc. (NASDAQ: CME) today reported financial results for the fourth quarter and full year of 2022.
    The company reported revenue of $1.2 billion and operating income of $668 million for the fourth quarter of 2022. Net income was $638 million and diluted earnings per common share were $1.75. On an adjusted basis, net income was $698 million and diluted earnings per common share were $1.92. Financial results presented on an adjusted basis for the fourth quarter of 2022 and 2021 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1
    Total revenue for full-year 2022 was $5.0 billion and operating income was $3.0 billion. Net income was $2.7 billion and diluted earnings per common share were $7.40. On an adjusted basis, net income was $2.9 billion, and diluted earnings per common share were $7.97.
    "Last year was the best year in our history as global market participants turned to CME Group to navigate tremendous economic and geopolitical uncertainty, generating a 19% increase in average daily volume to a record 23.3 million contracts," said Terry Duffy, CME Group Chairman and Chief Executive Officer. "Our 2022 performance was driven by new records in financial products, options on futures, and volume from outside the United States. In addition, CME Group had its best Q4 ever, with record ADV of 21.8 million contracts resulting from double-digit growth in equity index and foreign exchange. Significantly, our SOFR futures and options also hit new highs during what was a historic year for the LIBOR transition, and these contracts now serve as the leading tools for hedging short-term interest rates. As we kick off this new year, we remain focused on delivering the products and services our clients need to manage risk and invest in new opportunities in 2023."
    Fourth-quarter 2022 average daily volume (ADV) was 21.8 million contracts, up 6% versus fourth-quarter 2021. Non-U.S. ADV for full-year 2022 reached a record 6.3 million contracts, up 15% compared with the same period in 2021.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements and earnings presentation materials.

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    Clearing and transaction fees revenue for fourth-quarter 2022 totaled $981 million. The total average rate per contract was $0.651. Market data revenue totaled $153 million for fourth-quarter 2022.
    As of December 31, 2022, the company had approximately $2.8 billion in cash (including $100 million deposited with Fixed Income Clearing Corporation (FICC) and included in other current assets) and $3.4 billion of debt. The company declared dividends during 2022 of
$3.0 billion, including the annual variable dividend of $1.6 billion. The company has returned over $20.5 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012. In addition, on February 2, 2023, the company declared a first-quarter dividend of $1.10 per share, a 10% increase from the prior level of $1.00 per share.

    CME Group will hold a Q&A conference call to discuss fourth-quarter 2022 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group’s website at www.cmegroup.com. An archived recording will be available for up to two months after the call.

    As the world's leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data - empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals.  The company offers futures and options on futures trading through the CME Globex® platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. BrokerTec and EBS are trademarks of BrokerTec Europe LTD and EBS Group LTD, respectively. The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“S&P DJI”). “S&P®”, “S&P 500®”, “SPY®”, “SPX®”, US 500 and The 500 are trademarks of Standard & Poor’s Financial Services LLC; Dow Jones®, DJIA® and Dow Jones Industrial Average are service and/or trademarks of Dow Jones Trademark Holdings LLC. These trademarks have been licensed for use by Chicago Mercantile Exchange Inc. Futures contracts based on the S&P 500 Index are not sponsored, endorsed, marketed, or promoted by S&P DJI, and S&P DJI makes no representation regarding the advisability of investing in such products. All other trademarks are the property of their respective owners.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the swaps market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management programs to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third parties, including risks related to the performance, reliability and security of technology used by our third-party providers; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, credit spreads, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; the impact of the COVID-19 pandemic and response by governments and other third parties; our ability to accommodate increases in contract volume and order transaction traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with the performance of our joint ventures with S&P Dow Jones (S&P Dow Jones Indices LLC) in index services and in trade processing/post trade services (OSTTRA), our primary data distribution partners’ actions and our partnership with Google Cloud; volatility in our collateral income and non-cash collateral that we hold for clients; customer demand elasticity/reaction to our pricing and incentive changes; impact of aggregation services and internalization on trade flow and volumes; any negative financial impacts from changes to the terms of intellectual property and index rights; uncertainty related to the adoption and growth of SOFR and its impact on our business; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry, channel partner and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings. For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission ("SEC") on February 25, 2022, under the caption "Risk Factors".

# # #

CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$2,720.1	$2,834.9
Marketable securities	96.0	115.0
Accounts receivable, net of allowance	483.2	434.5
Other current assets (includes $4.9 and $4.8 in restricted cash)	529.8	427.8
Performance bonds and guaranty fund contributions	135,249.2	157,949.6
Total current assets	139,078.3	161,761.8
Property, net of accumulated depreciation and amortization	455.5	505.3
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	3,269.7	3,532.0
Goodwill	10,482.5	10,528.0
Other assets (includes $0.1 and $0.5 in restricted cash)	3,714.4	3,277.9
Total Assets	$174,175.7	$196,780.3
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$121.4	$48.8
Short-term debt	16.0	749.4
Other current liabilities	2,300.9	1,650.6
Performance bonds and guaranty fund contributions	135,249.2	157,949.6
Total current liabilities	137,687.5	160,398.4
Long-term debt	3,422.4	2,695.7
Deferred income tax liabilities, net	5,361.1	5,390.4
Other liabilities	826.0	896.5
Total Liabilities	147,297.0	169,381.0
CME Group Shareholders’ Equity	26,878.7	27,399.3
Total Liabilities and Equity	$174,175.7	$196,780.3

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Clearing and transaction fees	$981.4	$949.3	$4,142.7	$3,765.1
Market data and information services	153.2	142.1	610.9	576.9
Other	73.2	55.9	265.8	347.7
Total Revenues	1,207.8	1,147.3	5,019.4	4,689.7
Expenses
Compensation and benefits	193.0	201.7	753.1	837.0
Technology	50.0	45.8	188.6	192.6
Professional fees and outside services	38.5	32.3	137.4	151.7
Amortization of purchased intangibles	56.7	58.6	227.7	237.6
Depreciation and amortization	33.9	35.9	134.9	147.8
Licensing and other fee agreements	72.4	60.4	320.0	236.9
Other	95.0	80.9	241.8	240.9
Total Expenses	539.5	515.6	2,003.5	2,044.5
Operating Income	668.3	631.7	3,015.9	2,645.2
Non-Operating Income (Expense)
Investment income	1,152.2	67.8	2,198.4	306.9
Interest and other borrowing costs	(39.9)	(41.9)	(162.7)	(166.9)
Equity in net earnings (losses) of unconsolidated subsidiaries	64.0	67.5	301.1	245.8
Other non-operating income (expense)	(1,017.3)	74.2	(1,862.4)	342.6
Total Non-Operating Income (Expense)	159.0	167.6	474.4	728.4
Income before Income Taxes	827.3	799.3	3,490.3	3,373.6
Income tax provision	189.4	174.1	799.3	736.7
Net Income	637.9	625.2	2,691.0	2,636.9
Less: net (income) loss attributable to non-controlling interests	—	—	—	(0.5)
Net Income Attributable to CME Group	637.9	625.2	2,691.0	2,636.4
Net Income Attributable to Common Shareholders of CME Group	$629.9	$613.3	$2,657.2	$2,617.1

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$1.76	$1.71	$7.41	$7.30
Diluted	1.75	1.71	7.40	7.29
Weighted Average Number of Common Shares:
Basic	358,885	358,582	358,713	358,340
Diluted	359,190	359,019	359,181	358,929

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	4Q 2021	1Q 2022	2Q 2022	3Q 2022	4Q 2022
Trading Days	64	62	62	64	63
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	4Q 2021	1Q 2022	2Q 2022	3Q 2022	4Q 2022
Interest rates	9,805	12,484	10,630	10,357	9,832
Equity indexes	5,943	7,950	7,751	7,445	7,465
Foreign exchange	800	904	950	1,091	1,000
Energy	2,252	2,515	1,932	1,837	1,829
Agricultural commodities	1,216	1,474	1,308	1,208	1,171
Metals	475	593	484	498	508
Total	20,490	25,920	23,055	22,437	21,803
Venue
CME Globex	19,043	24,060	21,531	21,021	20,279
Open outcry	792	1,030	725	704	746
Privately negotiated	656	830	799	711	778
Total	20,490	25,920	23,055	22,437	21,803

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	4Q 2021	1Q 2022	2Q 2022	3Q 2022	4Q 2022
Interest rates	$0.487	$0.484	$0.493	$0.479	$0.500
Equity indexes	0.526	0.526	0.532	0.524	0.535
Foreign exchange	0.779	0.800	0.767	0.729	0.756
Energy	1.111	1.124	1.171	1.140	1.181
Agricultural commodities	1.323	1.378	1.411	1.351	1.356
Metals	1.452	1.482	1.506	1.520	1.519
Average RPC	$0.650	$0.644	$0.647	$0.631	$0.651

1. ADV and RPC includes futures and options on futures only.

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net Income Attributable to CME Group	$637.9	$625.2	$2,691.0	$2,636.4
Restructuring and severance	1.0	10.1	11.2	35.9
Amortization of purchased intangibles(1)	69.6	69.9	276.0	253.0
Litigation matters	—	(15.7)	—	(18.8)
Strategic transaction-related costs(2)	(3.7)	5.3	(0.3)	41.3
Foreign exchange transaction (gains) losses	10.5	(0.6)	(13.1)	(0.4)
Unrealized and realized (gains) losses on investments	(0.7)	(62.5)	(5.3)	(518.0)
Gain on sale of real estate	—	(30.4)	—	(30.4)
Debt costs related to refinancing	—	—	7.7	—
Realized and unrealized losses on assets	—	0.3	0.7	2.0
Trading floor enhancements	—	4.6	4.8	6.0
Income tax effect related to above	(15.4)	6.6	(55.5)	(27.5)
Other income tax items	(1.2)	(5.3)	(17.4)	32.2
Adjusted Net Income Attributable to CME Group	$698.0	$607.5	$2,899.8	$2,411.7

Adjusted Net Income Attributable to Common Shareholders of CME Group	$689.1	$595.7	$2,863.2	$2,392.8

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$1.76	$1.71	$7.41	$7.30
Diluted	1.75	1.71	7.40	7.29

Adjusted Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$1.92	$1.66	$7.98	$6.68
Diluted	1.92	1.66	7.97	6.67

Weighted Average Number of Shares:
Basic common shares	358,885	358,582	358,713	358,340
Diluted common shares	359,190	359,019	359,181	358,929
Preferred shares(3)	4,584	2,890	4,584	728

1. Includes $10.5 million of amortization of purchased intangibles (net of tax) at OSTTRA and $2.4 million of amortization of purchased intangibles at S&P Dow Jones Indices LLC, reported in Equity in net earnings of unconsolidated subsidiaries on the Consolidated Statements of Income.
2. Strategic transaction-related costs primarily include costs related to the NEX transaction and the formation of the OSTTRA joint venture.
3. Preferred shares have similar rights as common shares without voting rights.